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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



               Date of Report:  February 10, 1997
                (Date of earliest event reported)



                   COCA-COLA ENTERPRISES INC.
     (Exact name of Registrant as specified in its charter)

  Delaware               01-09300                 58-0503352

 (State of         (Commission File No.)        (IRS Employer
incorporation)                               Identification No.)


        2500 Windy Ridge Parkway, Atlanta, Georgia 30339
  (Address of principal executive offices, including zip code)


                         (770) 989-3000
      (Registrant's telephone number, including area code)












                                            Page 1 of 145 Pages


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Item 2.   Acquisition or Disposition of Assets.
------    ------------------------------------

     On February 10, 1997, Coca-Cola Enterprises Inc. (the "Company") completed the acquisition of Coca-Cola & Schweppes Beverages Limited ("CCSB"), a bottler having a territory consisting of England, Scotland, Wales and the Isle of Man.

     The acquisition took the form of an acquisition of all of the outstanding stock of Amalgamated Beverages Great Britain Limited, the parent company of CCSB, from its two owners, Cadbury Schweppes plc and an affiliate of The Coca-Cola Company. The buyer was Bottling Holdings (Great Britain) Limited, a company wholly owned by the Company, which guaranteed the buyer's obligations. The Coca-Cola Company guaranteed the obligations of its affiliate.

     The total transaction value negotiated by the parties was approximately $2.0 billion.

     Financing for the acquisition came from a combination of short-term bank borrowings, from a group of banks headed by Citibank, N.A., issuance of commercial paper and Seller financing. The Company will refinance the short-term bank borrowings and commercial paper on a longer term basis.

     The Coca-Cola Company owns approximately 45% of the outstanding shares of the Company. M. Douglas Ivester is Chairman of the Board of Directors of the Company and is President and a Director of The Coca-Cola Company. E. Neville Isdell is a Director of the Company and a Senior Vice President and President of the Northern European Group of The Coca-Cola Company. Two other Directors of the Company are former executive officers of The Coca-Cola Company. Approximately 7% of the volume of beverages distributed by the Company in the United States and the Caribbean are products of the subsidiaries of Cadbury Schweppes plc.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

     (a)  Financial Statements of Business Acquired:

     It is impracticable to provide the required financial statements at this time. They will be filed as soon as they are available, but not later than 60 days after the date this report is due to be filed.

     (b)  Pro Forma Financial Information:

     It is impracticable to provide the required pro forma financial statements at this time. They will be filed as soon as they are available, but not later than 60 days after the date this report is due to be filed.

     (c)  Exhibits:  See the Exhibit Index on page 5 hereof.
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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COCA-COLA ENTERPRISES INC.
                                         (Registrant)

                                           LOWRY F. KLINE
                                   By:---------------------------
                                   Name:   Lowry F. Kline
                                   Title:  Senior Vice President
                                           and General Counsel

Date:  February 17, 1997







































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                    COCA-COLA ENTERPRISES INC.

                          EXHIBIT INDEX


Exhibit No.                   Description              Page No.

2.1       Agreement between Cadbury Schweppes             5
          Public Limited Company, Coca-Cola
          Holdings (United Kingdom) Limited,
          The Coca-Cola Company, Bottling
          Holdings (Great Britain) Limited, and
          Coca-Cola Enterprises Inc., dated
          August 9, 1996.


2.2       Amendment to share purchase agreement,          139
          dated November 29, 1996.

2.3       Second amendment to share purchase              140
          agreement, dated December 16, 1996.

2.4       Third amendment to share purchase               143
          agreement, dated January 29, 1997.

































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